UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
□	Preliminary information statement
□	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

4CABLE TV INTERNATIONAL, INC..

(Name of Registrant as Specified in Its Charter)

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4CABLE TV INTERNATIONAL, INC..
1248 Highway 501 Business Conway
South Carolina 29526

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of 4Cable TV International, Inc.., a Nevada corporation, in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to effect a restatement of our Articles of Incorporation (“Restatement”) to increase the authorized common and preferred shares, and to decrease the par value of all classes of common and preferred stock.  The foregoing actions have been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, and outstanding Series A Preferred Stock, as well as our board of directors, by written consent on August 11, 2015. We anticipate that a copy of this Definitive Information Statement will be mailed to our shareholders as of the date hereof.  We have attached a copy of the Restatement to this Information Statement for your reference.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Restatement were not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Restatement.  The elimination of the need for a special meeting of stockholders to approve the Restatement is made possible by Section 78.320 of Nevada Revised Statutes (the “NRS”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting.  Pursuant to the NRS, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Restatement.  In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Restatement t be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on August 11, 2015 (the “Record Date”). As of the Record Date, we had outstanding:

(i)	211,807,060 shares of common stock; and

(ii)	5 shares of Series A Preferred Stock which are entitled to 847,228,240 votes and may vote with holders of the Company’s Common Stock on all matters which common stockholders may vote;

The transfer agent for our common stock is Interwest Transfer Company, Inc., 1981 Murray Holladay Rd., Suite 100, Salt Lake City, UT 84117.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Restatement.  The persons that have consented to the Restatement hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Restatement.

RESTATEMENT OF ARTICLES OF INCORPORATION

We are amending and restating our Articles of Incorporation in their entirety to make the following changes:

Increase in Authorized Common and Preferred Stock. We are increasing our authorized common stock from 300,000,000 to 5,000,000,000 and our authorized preferred stock from 10,000,000 to 50,000,000.

Reduction in Par Value.  We are reducing the par value per share of our common and preferred stock from $0.001 to $0.00001 per share.

Anti-takeover provisions.  The Company’s Amended and Restated Articles of Incorporation provide that the Board of Directors may issue up to 50,000,000 shares of “blank check” Preferred Stock and fix the rights, preferences, privileges, qualifications, limitations, and restrictions of any Preferred Stock issued by the Company, including the number of shares constituting any series or the designation of such series. The existence of unissued Preferred Stock may enable the Board of Directors, without further action by the stockholders, to issue such stock to persons friendly to current management or to issue such stock with terms that could render more difficult or discourage an attempt to obtain control of the Company, thereby protecting the continuity of the Company’s management.

These changes to our Articles of Incorporation will enable the Company’s board of directors, without further authorization from shareholders, to issue up to 5,000,000,000 shares of common stock and up to 50,000,000 shares of preferred stock having such rights, privileges, and preferences as determined by the board of directors, for consideration deemed adequate in exchange for such shares. We have attached a copy of the Restatement to this Information Statement.

PLANS, ARRANGEMENTS, UNDERSTANDING OR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT TO THE ISSUANCE OF ANY NEWLY AUTHORIZED SHARES OF COMMON STOCK

We have discussed the possibility of issuing shares of common stock of the Company as a stock dividend, remuneration for management services, debt settlement, and incentive plans for new employees.  We do not currently have any agreements, arrangements, or understandings yet with respect to any further issuances of shares of common stock, but it is likely that we will issue more common stock up to the amount of common stock authorized by the amended Articles of Incorporation.  Any material common stock issuances will be disclosed in accordance with the disclosure requirements of the Securities Exchange Act of 1934.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of August 11, 2015.  Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us.  Our address is 1248 Highway 501 Business Conway, South Carolina 29526. As of August 11, 2015, we had 211,807,060 shares of common stock outstanding and 5 shares of Series A Preferred Stock outstanding.  While each of our shares of common stock holds one vote, our Series A preferred stock collectively holds 4 times the aggregate number of votes of all other classes of capital stock of the Company, currently 847,228,240 votes.  The following table describes the ownership of our voting securities (i) by each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock.

	Amount and Nature of Beneficial Ownership
Name	Sole Voting and Investment Power	Options Exercisable Within 60 Days	Other Beneficial Ownership	Total(1)	Percent of Class Outstanding(2)
Steve Richey (3)	8,038,140	-	-	8,038,140	3.80%
Susan Richey (4)	8,038,140	-	-	8,038,140	3.80%
Andrew Staniak (5)	8,038,140	-	-	8,038,140	3.80%
George Schnellman (6)	1,145,000	-	-	1,145,000	*
Ross De Mello (7)	1,500,000	-	-	1,500,000	*
Rickey Luke (8)	3,778,720	-	-	3,778,720	1.80%
Rosielyn S. Baclig	6,600,000	-	-	6,600,000	3.12%
Edmundo O. Carreos	6,600,000	-	-	6,600,000	3.12%
All current directors and executive officers as a group (3 persons)	16,076,280		-	16,076,280	7.59%
____________________
*	Indicates less than one percent.

(1)
The calculation of total beneficial ownership for each person in the table above is  based upon the number of shares of common stock beneficially owned by such person, together with any options, warrants, rights, or conversion privileges held by such person that are currently exercisable or exercisable within 60 days of the date of this prospectus.

(2)
Based on 211,807,060 shares of our common stock, par value $0.00001 per share, outstanding as of August 11, 2015. Excludes voting rights applicable to shares of our Series A Preferred Stock.  See footnotes (3), (4), (5), and (8) for a discussion of the percentage of outstanding voting rights beneficially held when taking into account our shares of Series A Preferred Stock

(3)
Director, President and Chief Executive Officer of the Company, and husband of Susan Richey. In addition to the jointly held shares of common stock shown above, Mr. Richey also jointly beneficially holds with Susan Richey 2 shares of Series A Preferred Stock which hold 338,891,296 votes. If the votes of the Series A Preferred Stock are taken into account, Mr. Richey would beneficially hold 32.76% of the voting securities of the Company.

(4)
Secretary of the Company, and wife of Steven K. Richey. In addition to the shares of jointly held common stock shown above, Ms. Richey also jointly beneficially holds with Steven K. Richey 2 shares of Series A Preferred Stock which hold 338,891,296 votes. If the votes of the Series A Preferred Stock are taken into account, Ms. Richey would beneficially hold 32.76% of the voting securities of the Company.

(5)
Vice President and Director of the Company. In addition to the shares of common stock shown above, Mr. Staniak holds 2 shares of Series A Preferred Stock which hold 338,891,296 votes. If the votes of the Series A Preferred Stock are taken into account, Mr. Staniak would beneficially hold 32.76% of the voting securities of the Company

(6)	Former Chief Financial Officer of the Company.
(7)	Former Chief Financial Officer and Director of the Company.
(8)
Beneficial shareholder of the Company. In addition to the shares of common stock shown above, Mr. Luke holds 1 share of Series A Preferred Stock which holds 169,445,648 votes. If the votes of the Series A Preferred Stock are taken into account, Mr. Luke would beneficially hold 16.36% of the voting securities of the Company.

NO DISSENTER’S RIGHTS

Under the NRS, stockholders are not entitled to dissenter’s rights of appraisal with respect to the restatement of our Articles of Incorporation.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee.  No director has informed us that he intends to oppose the Reverse Split and the Restatement.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”).  These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934.  You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders.  We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 1248 Highway 501 Business Conway, South Carolina 29526, or by calling us at (843) 347-4933.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Steven K. Richey
Steven K. Richey
Chief Executive Officer
August 25, 2015